UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2006

NeoPharm, Inc.
(Exact name of registrant as specified in its charter)

Delware	33-90516	51-0327886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 Lakeside Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 887-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs associated with exit or disposal activities

On April 28, 2006, NeoPharm, Inc. issued a press release announcing the implementation of a cost rationalization program. The goal of this program is to balance and achieve efficiencies which adequately support the Company’s business strategy.

As a result, the Company has reduced its workforce by 22 employees, approximately 23%, effective immediately. Terminated employees will receive severance, a portion of their 2006 earned bonus, two months Company paid insurance benefits and outplacement services. The Company estimates that the costs associated with termination benefits will be approximately $600,000 — 700,000.

Additionally, the Company will consolidate its operations to its corporate headquarters in Waukegan, Illinois. The Company estimates the costs associated with the facilities consolidation, assuming a cease use date of June 30, 2006 and no assumed sublease rentals to be approximately $300,000 - $500,000 through the lease term of March 2008.

The Company expects to complete these activities within the next three to six months.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1                             Press Release dated April 28, 2006 announcing NeoPharm, Inc.’s cost rationalization program.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEOPHARM, INC.
Date: May 4, 2006	By:	/s/ LAWRENCE A. KENYON
Lawrence A. Kenyon,
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)